Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-221226 on Form S-3 of our report dated March 6, 2017, relating to the financial statements of Ra Pharmaceuticals, Inc. appearing in the Annual Report on Form 10-K of Ra Pharmaceuticals, Inc. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 13, 2017